Allianz Life Insurance Company of North America         [Allianz Logo]


Jack L. Baumer, FSA, MAAA
Manager
Variable Products Actuarial

1750 Hennepin Avenue
Minneapolis, MN  55403-2195
Telephone: (612) 337-6180
Telefax: (612) 337-6136


March 24, 2000

The Board of Directors
Allianz Life Insurance Company of North America
1750 Hennepin Avenue
Minneapolis, MN  55403




                            CONSENT OF ACTUARY


I hereby consent to the inclusion of the Illustrations of Policy Values contained in Appendix A and the Table of Net Single Premium Factors contained in Appendix B in a Registration Statement Form S-6 registering Single Premium Variable Life Insurance Policies. The illustrations have been prepared in accordance with standard actuarial principles and reflect the operation of the Policy by taking into account all charges under the Policy and in the underlying fund, and are shown for males and females at a variety of underwriting classifications.

Sincerely,



/s/Jack L. Baumer

Jack L. Baumer, FSA, MAAA

JLB/saf